Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $78.4 MILLION; DECLARES CASH DIVIDEND

NORWICH, NY (January 23, 2017) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the year ended December 31, 2016 of $78.4 million, up from $76.4 million from the prior year.  Earnings per diluted share for the year ended December 31, 2016 was $1.80, up from $1.72 for the prior year.

Net income for the three months ended December 31, 2016 was $19.6 million, up from $19.1 million for the same period last year.  Diluted earnings per share for the three months ended December 31, 2016 was $0.45, up from $0.43 for the same period last year.

2016 Highlights:

•	EPS increased 4.7% over prior year

•	Loan growth of 5.4%

•	Average demand deposits up 10.1% from 2015

•	Improved operating efficiencies resulting in flat noninterest expense year over year

“NBT completed an excellent 2016, posting record net income for the fourth consecutive year. This accomplishment was driven by our strong growth in loans, deposits and fee income generation, all of which can be attributed the hard work of our customer-focused team,” said President and CEO John H. Watt Jr. “As we move forward in 2017, we will build on the momentum initiated and led by my predecessor, Marty Dietrich, and we will focus on executing on our defined strategies that are grounded in organic growth as our team continues to collaborate to deliver returns for the benefit of our shareholders.”

Net interest income was $264.4 million for the year ended December 31, 2016, up $11.8 million, or 4.7%, from 2015.  Fully taxable equivalent (“FTE”) net interest margin was 3.43% for the year ended December 31, 2016, down from 3.50% for the year ended December 31, 2015.  Average interest earning assets were up $510.5 million, or 7.0%, for the year ended December 31, 2016 as compared to 2015.  This increase from last year was driven primarily by $314.9, or 5.4%, loan growth and a $220.7 million, or 13.4%, increase in investment securities in 2016.  The benefit of earning asset growth was partially offset by a 6 basis points (“bps”) decrease in earning asset yields, driven by a 5 bp decrease in loan yields from 2015 to 2016.  Average interest bearing liabilities increased $330.7 million, or 6.4%, from the year ended December 31, 2015 to the year ended December 31, 2016.  Total average deposits increased $373.2 million, or 5.8%, for the year ended December 31, 2016 as compared to the prior year, driven primarily by a 10.1% increase in non-interest bearing demand deposits, as well as increases in money market deposit accounts, NOW and savings deposits in 2016.  Average short-term borrowings increased $157.8 million for the year ended December 31, 2016 as compared to the prior year funding earning asset growth.  The rates paid on interest bearing liabilities increased by 1 bp for the year ended December 31, 2016 as compared to 2015.

Net interest income was $67.4 million for the fourth quarter of 2016, up $0.8 million, or 1.1%, from the previous quarter and up $3.9 million, or 6.2%, from the fourth quarter of 2015.  FTE net interest margin was 3.41% for the three months ended December 31, 2016, up from 3.40% for the previous quarter and down from 3.42% for the fourth quarter of 2015.  Average interest earning assets were up $71.0 million, or 0.9%, for the fourth quarter of 2016 as compared to the prior quarter and up $521.5 million, or 7.0%, from the same period in 2015.  The increases from the third quarter of 2016 and the fourth quarter of 2015 were driven primarily by growth in both loans and investments.  Yields on earning assets remained consistent in the third and fourth quarters of 2016 at 3.69% and decreased by 1 bp from 3.70% in the fourth quarter of 2015.   Average interest bearing liabilities increased $13.3 million, or 0.2%, from the third quarter of 2016, and $332.5 million, or 6.4%, to the fourth quarter of 2016.  The rate paid on interest bearing liabilities was 0.41% for the fourth quarter of 2016, compared to 0.42% paid in the prior quarter and 0.40% in the fourth quarter of 2015.

Noninterest income for the year ended December 31, 2016 was $115.7 million, down $2.8 million, or 2.3%, from the year ended December 31, 2015. The decrease was primarily due to the gain of $4.2 million recognized in the third quarter of 2015 from the 2014 sale of Springstone LLC. In addition, net securities income was down $3.7 million from 2015 due to a $0.7 million securities loss in 2016 versus a net securities gain for $3.0 million in 2015. The decreases were offset by increases in retirement plan and administration fees, other noninterest income, ATM and debit card fees, bank owned life insurance income and insurance and other financial services revenue. Retirement plan administration fees were up $1.9 million, or 13.6%, from 2015 due primarily to the 2015 fourth quarter acquisition of Third Party Administrators, Inc. and the 2016 third quarter acquisition of Actuarial Designs & Solutions, Inc. Other noninterest income was up $1.8 million, or 12.4%, primarily due to higher swap fee income in 2016 than in 2015, an increase in mortgage banking income and a $0.9 million gain on the sale of equity investments for compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act in the third quarter of 2016.

Noninterest income for the three months ended December 31, 2016 was $28.1 million, down $1.6 million, or 5.2%, from the prior quarter and down $4.4 million, or 13.5%, from the fourth quarter of 2015.  The decrease from the third quarter of 2016 is primarily due to the aforementioned $0.7 million securities loss and decreases in insurance and other financial services revenue in the fourth quarter of 2016. In addition, other noninterest income decreased from the third quarter of 2016 due to lower mortgage banking income and swap fees that were offset by an equity investment dividend. Net securities income was down $3.7 million from 2015 due to the aforementioned $0.7 million securities loss versus a net securities gain of $3.0 million in the fourth quarter of 2015.   Other noninterest income decreased from the fourth quarter of 2015 due to a $1.6 million favorable settlement of an accrual in the fourth quarter of 2015 offset by higher swap fees in the fourth quarter of 2016.

Noninterest expense for the year ended December 31, 2016 was $235.9 million, down $0.3 million, or 0.1%, from 2015.  This decrease was driven by lower other noninterest expense during 2016 than 2015 primarily due to reorganization expenses incurred during the third quarter of 2015, offset by higher salaries and employee benefits expense in 2016.  Salaries and employee benefits expense increased $5.4 million, or 4.3%, from 2015 to 2016, due to higher salaries and medical insurance costs that were partially offset by lower pension credit and contract termination costs. Income tax expense for 2016 was $40.4 million, up $0.2 million, or 0.5%, from the prior year.  The effective tax rate was 34.0% for 2016 down from 34.5% for 2015.

Noninterest expense for the three months ended December 31, 2016 was $57.6 million, down $2.0 million, or 3.3%, from the previous quarter and down $3.0 million, or 4.9%, from the same period in 2015.  The decrease from the prior quarter is due to lower other operating expenses, primarily due to a $1.4 million favorable accrual adjustment and lower salaries and employee benefits expenses partially offset by higher professional and outside services in the fourth quarter of 2016. The decrease from the fourth quarter of 2015 is due to lower salaries and employee benefits expenses due primarily to contract termination costs in the fourth quarter of 2015 and lower other operating expenses in the fourth quarter of 2016 due to the aforementioned favorable accrual adjustment.  Income tax expenses for the three month period ended December 31, 2016 was $10.1 million, down $0.2 million, or 2.0%, from the third quarter of 2016, and down $0.4 million, or 3.4%, from the fourth quarter of 2015. The effective tax rate of 34.0% for the fourth quarter of 2016 was consistent with the prior quarter and down from 35.3% for the fourth quarter of 2015.

Asset Quality

Net charge-offs were $23.2 million for the year ended December 31, 2016, up from $21.6 million for the year ended December 31, 2015.  Provision expense was $25.4 million for the year ended December 31, 2016, as compared with $18.3 million for 2015; the increase in provision expense was primarily due to loan growth. Net charge-offs to average loans for 2016 was 0.39%, compared with 0.38% for 2015.

Net charge-offs were $8.6 million for the three months ended December 31, 2016, up from $5.3 million for the prior quarter and up from $7.6 million for the fourth quarter of 2015.  In the prior quarter, higher charge-offs from the commercial and consumer portfolios accounted for the increase.  Commercial loans charge-offs were elevated due to the write-down of an individual credit that was previously identified and provided for which was subsequently transferred into other real estate owned. Charge-offs increased from the fourth quarter of 2015 due to higher consumer loan charge-offs than the same quarter of 2015.Provision expense was $8.2 million for the three months ended December 31, 2016, as compared with $6.4 million for the prior quarter and $5.8 million for the fourth quarter of 2015; the increases in provision expense were primarily due to loan growth and the higher level of charge-offs in 2016 than in 2015.  Annualized net charge-offs to average loans for the fourth quarter of 2016 was 0.56%, compared with 0.35% for the third quarter of 2016 and 0.51% for the fourth quarter of 2015.

Nonperforming loans to total loans was 0.65% at December 31, 2016, down from 0.73% at September 30, 2016 and up from 0.64% at December 31, 2015.  Past due loans as a percentage of total loans were 0.64% at December 31, 2016, up from 0.57% at September 30, 2016 and up from 0.62% at December 31, 2015.

The allowance for loan losses totaled $65.2 million at December 31, 2016, compared to $65.7 million at September 30, 2016 and $63.0 million at December 31, 2015.  The allowance for loan losses as a percentage of loans was 1.05% (1.13% excluding acquired loans with no related allowance recorded) at December 31, 2016, compared to 1.07% (1.15% excluding acquired loans with no related allowance recorded) at September 30, 2016 and 1.07% (1.18% excluding acquired loans with no related allowance recorded) at December 31, 2015.

Balance Sheet

Total assets were $8.9 billion at December 31, 2016, up $604.6 million, or 7.3% from December 31, 2015.  Loans were $6.2 billion at December 31, 2016, up $314.9 million, or 5.4% from December 31, 2015.  Total deposits were $7.0 billion at December 31, 2016, up $368.8 million, or 5.6%, from December 31, 2015.  Stockholders’ equity was $913.3 million, representing a total equity-to-total assets ratio of 10.30% at December 31, 2016, compared with $882.0 million or a total equity-to-total assets ratio of 10.67% at December 31, 2015.

Stock Repurchase Program

The Company purchased 675,535 shares of its common stock during the year ended December 31, 2016 at an average price of $25.45 per share under a previously announced plan that expired on December 31, 2016.  On March 28, 2016, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to 1,000,000 shares of its outstanding common stock. This plan expires on December 31, 2017.

Dividend

The NBT Board of Directors declared a 2017 first-quarter cash dividend of $0.23 per share at a meeting held today.  The dividend will be paid on March 15, 2017 to shareholders of record as of March 1, 2017.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.9 billion at December 31, 2016.  The company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies.  NBT Bank, N.A. has 154 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made.  There are a number of factors, many of which are beyond NBT’s control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made.  Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2016				2015
Profitability:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Diluted Earnings Per Share	$0.45	$0.46	$0.46	$0.43	$0.43
Weighted Average Diluted Common Shares Outstanding	43,703,122	43,562,489	43,453,674	43,707,489	44,072,049
Return on Average Assets (1)	0.89%	0.92%	0.94%	0.92%	0.93%
Return on Average Equity (1)	8.54%	8.80%	9.00%	8.63%	8.58%
Return on Average Tangible Common Equity (1)(3)	12.68%	13.16%	13.54%	13.17%	13.04%
Net Interest Margin (1)(2)	3.41%	3.40%	3.44%	3.47%	3.42%

	12 Months ended December 31,
Profitability:	2016	2015
Diluted Earnings Per Share	$1.80	$1.72
Weighted Average Diluted Common Shares Outstanding	43,621,848	44,389,356
Return on Average Assets	0.92%	0.96%
Return on Average Equity	8.74%	8.70%
Return on Average Tangible Common Equity (4)	13.13%	13.31%
Net Interest Margin (2)	3.43%	3.50%

(1)	Annualized
(2)	Calculated on a Fully Taxable Equivalent ("FTE") basis
(3)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2016				2015
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net Income	$19,608	$20,001	$19,909	$18,891	$19,127
Amortization of intangible assets (net of tax)	582	582	567	670	750
	$20,190	$20,583	$20,476	$19,561	$19,877

Average stockholders' equity	$913,850	$904,445	$890,053	$880,311	$884,743
Less: average goodwill and other intangibles	280,275	282,307	281,709	282,751	279,904
Average tangible common equity	$633,575	$622,138	$608,344	$597,560	$604,839

(4)	Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2016	2015
Net Income	$78,409	$76,425
Amortization of intangible assets (net of tax)	2,400	2,971
	$80,809	$79,396

Average stockholders' equity	$897,230	$878,110
Less: average goodwill and other intangibles	281,758	281,671
Average tangible common equity	$615,472	$596,439

Note:	Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2016				2015
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance Sheet Data:
Securities Available for Sale	$1,338,290	$1,288,899	$1,271,596	$1,259,874	$1,174,544
Securities Held to Maturity	527,948	485,877	500,840	466,914	471,031
Net Loans	6,132,857	6,094,517	5,974,825	5,903,491	5,820,115
Total Assets	8,867,268	8,773,024	8,624,780	8,472,964	8,262,646
Total Deposits	6,973,688	6,949,238	6,740,416	6,905,042	6,604,843
Total Borrowings	886,986	800,367	877,926	579,441	674,124
Total Liabilities	7,953,952	7,863,675	7,728,427	7,591,237	7,380,642
Stockholders' Equity	913,316	909,349	896,353	881,727	882,004

Asset Quality:
Nonaccrual Loans	$35,712	$40,716	$37,397	$38,944	$33,744
90 Days Past Due and Still Accruing	4,810	4,444	1,613	2,185	3,662
Total Nonperforming Loans	40,522	45,160	39,010	41,129	37,406
Other Real Estate Owned	5,581	2,501	2,211	2,716	4,666
Total Nonperforming Assets	46,103	47,661	41,221	43,845	42,072
Allowance for Loan Losses	65,200	65,668	64,568	64,318	63,018

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.05%	1.07%	1.07%	1.08%	1.07%
Total Nonperforming Loans to Total Loans	0.65%	0.73%	0.65%	0.69%	0.64%
Total Nonperforming Assets to Total Assets	0.52%	0.54%	0.48%	0.52%	0.51%
Allowance for Loan Losses to Total Nonperforming Loans	160.90%	145.41%	165.52%	156.38%	168.47%
Past Due Loans to Total Loans	0.64%	0.57%	0.60%	0.50%	0.62%
Net Charge-Offs to Average Loans (1)	0.56%	0.35%	0.30%	0.33%	0.51%

Asset Quality Ratios (Originated) (2):
Allowance for Loan Losses to Loans	1.13%	1.15%	1.16%	1.18%	1.18%
Nonperforming Loans to Loans	0.61%	0.68%	0.62%	0.67%	0.61%
Allowance for Loan Losses to Nonperforming Loans	186.82%	168.52%	186.71%	175.40%	193.00%
Past Due Loans to Loans	0.66%	0.56%	0.61%	0.51%	0.64%

Capital:
Equity to Assets	10.30%	10.37%	10.39%	10.41%	10.67%
Book Value Per Share	$21.11	$21.08	$20.85	$20.57	$20.31
Tangible Book Value Per Share (3)	$14.61	$14.57	$14.31	$13.99	$13.79
Tier 1 Leverage Ratio	9.11%	9.05%	9.03%	9.15%	9.44%
Common Equity Tier 1 Capital Ratio	9.98%	9.84%	9.83%	9.79%	10.20%
Tier 1 Capital Ratio	11.42%	11.28%	11.29%	11.28%	11.73%
Total Risk-Based Capital Ratio	12.39%	12.27%	12.29%	12.29%	12.74%
Common Stock Price (End of Period)	$41.88	$32.87	$28.63	$26.95	$27.88

(1)	Annualized
(2)	Non-GAAP measure - Excludes acquired loans
(3)	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	December 31, 2016	December 31, 2015
Cash and due from banks	$147,789	$130,593
Short term interest bearing accounts	1,392	9,704
Securities available for sale, at fair value	1,338,290	1,174,544
Securities held to maturity (fair value of $525,049 and $473,140 at December 31, 2016 and December 31, 2015, respectively)	527,948	471,031
Trading securities	9,259	8,377
Federal Reserve and Federal Home Loan Bank stock	47,033	36,673
Loans	6,198,057	5,883,133
Less allowance for loan losses	65,200	63,018
Net loans	6,132,857	5,820,115
Premises and equipment, net	84,187	88,826
Goodwill	265,439	265,957
Intangible assets, net	15,815	17,265
Bank owned life insurance	168,012	117,044
Other assets	129,247	122,517
TOTAL ASSETS	$8,867,268	$8,262,646

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$2,195,845	$1,998,165
Savings, NOW, and money market	3,905,432	3,697,851
Time	872,411	908,827
Total deposits	6,973,688	6,604,843
Short-term borrowings	681,703	442,481
Long-term debt	104,087	130,447
Junior subordinated debt	101,196	101,196
Other liabilities	93,278	101,675
Total liabilities	7,953,952	7,380,642

Total stockholders' equity	913,316	882,004

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,867,268	$8,262,646

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Interest, fee and dividend income:
Loans	$63,901	$60,781	$250,994	$241,828
Securities available for sale	6,057	5,204	24,033	20,418
Securities held to maturity	2,524	2,317	9,852	9,233
Other	627	469	2,068	1,745
Total interest, fee and dividend income	73,109	68,771	286,947	273,224
Interest expense:
Deposits	3,557	3,613	14,366	14,257
Short-term borrowings	641	222	2,309	783
Long-term debt	779	848	3,204	3,355
Junior subordinated debt	707	576	2,627	2,221
Total interest expense	5,684	5,259	22,506	20,616
Net interest income	67,425	63,512	264,441	252,608
Provision for loan losses	8,165	5,779	25,431	18,285
Net interest income after provision for loan losses	59,260	57,733	239,010	234,323
Noninterest income:
Insurance and other financial services revenue	5,711	6,139	24,396	24,211
Service charges on deposit accounts	4,270	4,350	16,729	17,056
ATM and debit card fees	4,868	4,541	19,448	18,248
Retirement plan administration fees	4,126	4,135	16,063	14,146
Trust fees	4,717	4,769	18,565	19,026
Bank owned life insurance income	1,297	916	5,195	4,334
Net securities (losses) gains	(674)	3,044	(644)	3,087
Gain on the sale of Springstone investment	-	-	-	4,179
Other	3,773	4,577	15,961	14,194
Total noninterest income	28,088	32,471	115,713	118,481
Noninterest expense:
Salaries and employee benefits	31,547	33,078	129,702	124,318
Occupancy	5,160	5,291	20,940	22,095
Data processing and communications	4,141	3,990	16,495	16,588
Professional fees and outside services	3,712	3,378	13,617	13,407
Equipment	3,632	3,491	14,295	13,408
Office supplies and postage	1,507	1,545	6,168	6,367
FDIC insurance	1,273	1,312	5,111	5,145
Advertising	823	780	2,556	2,654
Amortization of intangible assets	952	1,228	3,928	4,864
Loan collection and other real estate owned	923	1,027	3,458	2,620
Other operating	3,969	5,499	19,652	24,710
Total noninterest expense	57,639	60,619	235,922	236,176
Income before income taxes	29,709	29,585	118,801	116,628
Income taxes	10,101	10,458	40,392	40,203
Net income	$19,608	$19,127	$78,409	$76,425
Earnings Per Share:
Basic	$0.45	$0.44	$1.81	$1.74
Diluted	$0.45	$0.43	$1.80	$1.72

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2016				2015
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income:
Loans	$63,901	$63,414	$62,449	$61,230	$60,781
Securities available for sale	6,057	6,013	5,976	5,987	5,204
Securities held to maturity	2,524	2,544	2,496	2,288	2,317
Other	627	538	454	449	469
Total interest, fee and dividend income	73,109	72,509	71,375	69,954	68,771
Interest expense:
Deposits	3,557	3,607	3,605	3,597	3,613
Short-term borrowings	641	761	579	328	222
Long-term debt	779	819	773	833	848
Junior subordinated debt	707	660	641	619	576
Total interest expense	5,684	5,847	5,598	5,377	5,259
Net interest income	67,425	66,662	65,777	64,577	63,512
Provision for loan losses	8,165	6,388	4,780	6,098	5,779
Net interest income after provision for loan losses	59,260	60,274	60,997	58,479	57,733
Noninterest income:
Insurance and other financial services revenue	5,711	6,114	5,625	6,946	6,139
Service charges on deposit accounts	4,270	4,354	4,166	3,939	4,350
ATM and debit card fees	4,868	5,063	4,934	4,583	4,541
Retirement plan administration fees	4,126	4,129	4,054	3,754	4,135
Trust fees	4,717	4,535	4,937	4,376	4,769
Bank owned life insurance income	1,297	1,336	1,271	1,291	916
Net securities (losses) gains	(674)	-	1	29	3,044
Gain on the sale of Springstone investment	-	-	-	-	-
Other	3,773	4,113	4,626	3,449	4,577
Total noninterest income	28,088	29,644	29,614	28,367	32,471
Noninterest expense:
Salaries and employee benefits	31,547	32,783	32,931	32,441	33,078
Occupancy	5,160	5,035	5,254	5,491	5,291
Data processing and communications	4,141	4,183	4,121	4,050	3,990
Professional fees and outside services	3,712	3,343	3,331	3,231	3,378
Equipment	3,632	3,656	3,547	3,460	3,491
Office supplies and postage	1,507	1,438	1,676	1,547	1,545
FDIC insurance	1,273	1,287	1,293	1,258	1,312
Advertising	823	634	595	504	780
Amortization of intangible assets	952	952	928	1,096	1,228
Loan collection and other real estate owned	923	985	845	705	1,027
Other operating	3,969	5,318	5,924	4,441	5,499
Total noninterest expense	57,639	59,614	60,445	58,224	60,619
Income before income taxes	29,709	30,304	30,166	28,622	29,585
Income taxes	10,101	10,303	10,257	9,731	10,458
Net income	$19,608	$20,001	$19,909	$18,891	$19,127
Earnings per share:
Basic	$0.45	$0.46	$0.46	$0.44	$0.44
Diluted	$0.45	$0.46	$0.46	$0.43	$0.43

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
Three Months ended,	Q4 - 2016		Q3 - 2016		Q2 - 2016		Q1 - 2016		Q4 - 2015
ASSETS:
Short-term interest bearing accounts	$14,190	0.64%	$21,279	0.54%	$16,063	0.53%	$13,639	0.63%	$13,494	0.34%
Securities available for sale (1)(2)	1,277,931	1.92%	1,257,335	1.93%	1,227,367	1.99%	1,188,437	2.06%	1,070,643	1.97%
Securities held to maturity (1)	492,415	2.54%	494,400	2.54%	498,493	2.49%	465,916	2.48%	470,027	2.43%
Investment in FRB and FHLB Banks	39,448	6.09%	43,552	4.65%	38,939	4.47%	33,470	5.14%	32,263	5.63%
Loans (3)	6,155,985	4.14%	6,092,371	4.15%	6,007,677	4.19%	5,884,073	4.20%	5,872,011	4.12%
Total interest earning assets	$7,979,969	3.69%	$7,908,937	3.69%	$7,788,539	3.73%	$7,585,535	3.75%	$7,458,438	3.70%
Other assets	760,563		754,813		747,074		699,194		693,981
Total assets	$8,740,532		$8,663,750		$8,535,613		$8,284,729		$8,152,419

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,674,119	0.21%	$1,636,815	0.22%	$1,709,644	0.22%	$1,653,930	0.22%	$1,626,644	0.22%
NOW deposit accounts	1,130,578	0.05%	1,053,590	0.05%	1,073,881	0.05%	1,051,959	0.05%	1,039,563	0.05%
Savings deposits	1,145,352	0.06%	1,146,013	0.06%	1,143,654	0.06%	1,105,480	0.06%	1,079,757	0.06%
Time deposits	890,506	1.06%	902,185	1.07%	906,250	1.06%	921,754	1.04%	918,875	1.05%
Total interest bearing deposits	$4,840,555	0.29%	$4,738,603	0.30%	$4,833,429	0.30%	$4,733,123	0.31%	$4,664,839	0.31%
Short-term borrowings	523,708	0.49%	611,339	0.50%	484,590	0.48%	369,443	0.36%	332,742	0.26%
Long-term debt	109,656	2.83%	110,703	2.94%	124,851	2.55%	130,420	2.57%	130,522	2.58%
Junior subordinated debt	101,196	2.78%	101,196	2.59%	101,196	2.49%	101,196	2.46%	101,196	2.26%
Total interest bearing liabilities	$5,575,115	0.41%	$5,561,841	0.42%	$5,544,066	0.41%	$5,334,182	0.41%	$5,229,299	0.40%
Demand deposits	2,136,310		2,079,266		1,994,601		1,970,315		1,944,820
Other liabilities	115,258		118,198		106,893		99,921		93,557
Stockholders' equity	913,849		904,445		890,053		880,311		884,743
Total liabilities and stockholders' equity	$8,740,532		$8,663,750		$8,535,613		$8,284,729		$8,152,419

Interest rate spread		3.29%		3.27%		3.32%		3.34%		3.30%
Net interest margin		3.41%		3.40%		3.44%		3.47%		3.42%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Note:  Interest income for tax-exempt securities and loans has been adjusted to a Fully Taxable-Equivalent ("FTE") basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Twelve Months ended December 31,	2016			2015
ASSETS:
Short-term interest bearing accounts	$16,301	$95	0.58%	$10,157	$33	0.33%
Securities available for sale (1)(2)	1,237,930	24,450	1.98%	1,059,284	20,888	1.97%
Securities held to maturity (1)	487,837	12,255	2.51%	459,589	11,296	2.46%
Investment in FRB and FHLB Banks	38,867	1,973	5.08%	33,044	1,712	5.18%
Loans (3)	6,035,513	251,723	4.17%	5,743,860	242,587	4.22%
Total interest earning assets	$7,816,448	$290,496	3.72%	7,305,934	$276,516	3.78%
Other assets	740,506			691,583
Total assets	$8,556,954			$7,997,517

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,668,555	$3,599	0.22%	$1,582,078	$3,351	0.21%
NOW deposit accounts	1,077,581	546	0.05%	987,638	515	0.05%
Savings deposits	1,135,182	652	0.06%	1,071,753	651	0.06%
Time deposits	905,126	9,569	1.06%	960,188	9,740	1.01%
Total interest bearing deposits	$4,786,444	$14,366	0.30%	$4,601,657	$14,257	0.31%
Short-term borrowings	497,654	2,309	0.46%	339,885	783	0.23%
Long-term debt	118,860	3,204	2.70%	130,705	3,355	2.57%
Junior subordinated debt	101,196	2,627	2.60%	101,196	2,221	2.19%
Total interest bearing liabilities	$5,504,154	$22,506	0.41%	$5,173,443	$20,616	0.40%
Demand deposits	2,045,465			1,857,027
Other liabilities	110,105			88,937
Stockholders' equity	897,230			878,110
Total liabilities and stockholders' equity	$8,556,954			$7,997,517
Net interest income (FTE)		267,990			255,900
Interest rate spread			3.31%			3.38%
Net interest margin			3.43%			3.50%
Taxable equivalent adjustment		3,549			3,292
Net interest income		$264,441			$252,608

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Note:  Interest income for tax-exempt securities and loans has been adjusted to a Fully Taxable-Equivalent ("FTE") basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2016				2015
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Residential real estate mortgages	$1,262,614	$1,240,337	$1,219,388	$1,211,821	$1,196,780
Commercial	1,242,701	1,252,644	1,176,008	1,168,191	1,159,089
Commercial real estate	1,543,301	1,528,498	1,497,683	1,448,920	1,430,618
Consumer	1,641,657	1,625,294	1,629,836	1,620,669	1,568,204
Home equity	507,784	513,412	516,478	518,208	528,442
Total loans	$6,198,057	$6,160,185	$6,039,393	$5,967,809	$5,883,133